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                                                                   EXHIBIT 10.19


                              LIABILITY AGREEMENT

                           ANTHONY CRANE RENTAL, L.P.
                                      AND
                       ANTHONY CRANE CAPITAL CORPORATION


     THIS LIABILITY AGREEMENT (this "Agreement") is made as of July 15, 1998, by and among Anthony Crane Rental, L.P., a Pennsylvania limited partnership ("ACRLP"), and Anthony Crane Capital Corporation, a Delaware corporation ("ACR CAPITAL CORPORATION").

                              W I T N E S S E T H:

     WHEREAS, ACRLP is a Pennsylvania limited partnership; and

     WHEREAS, ACR CAPITAL CORPORATION is a Delaware corporation which is wholly owned by ACRLP and which owns only a nominal amount of assets; and

     WHEREAS, ACRLP and ACR CAPITAL CORPORATION are issuing, jointly and severally, $155,000,000 of Senior Notes (the "Senior Notes"), with all of the proceeds of such Senior Notes being received by ACRLP; and

     WHEREAS, ACRLP intends to borrow certain funds pursuant to a senior secured credit facility with a borrowing capacity of $325,000,000 (the "Senior Secured Credit Facility"); and

     WHEREAS, the parties to this Agreement desire to set forth in writing their agreement as to the ultimate liability between them for the repayment of such Senior Notes, the Senior Secured Credit Facility and any other liabilities which were incurred for the benefit of ACRLP, whether or not incurred jointly with ACR Capital Corporation (the "Other Liabilities").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties, conditions and agreements set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1. DEFINITIONS. When used in this Agreement, any amendments hereto or any exhibit or schedule attached hereto, the following terms shall have the meanings specified:
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          "Agreement" shall mean this Liability Agreement, as the same may be amended or supplemented from time to time.

          "ACRLP" shall mean Anthony Crane Rental, L.P., a Pennsylvania limited partnership.

          "ACR CAPITAL CORPORATION" shall mean Anthony Crane Capital Corporation, a Delaware corporation.

          "Person" shall mean any natural person, partnership, corporation, association or other legal entity.

     1.2. SINGULAR/PLURAL; GENDER. Where the context so requires or permits, the use of the singular form includes the plural, and use of the plural form includes the singular, and the use of any gender includes any and all genders.


                                   ARTICLE II

                              LIABILITY AGREEMENTS

     2.1. AGREEMENT AS TO ULTIMATE LIABILITY. The parties to this Agreement hereby acknowledge that the benefits from the proceeds of the issuance of the Senior Notes, the Senior Secured Credit Facility and the Other Liabilities will be received exclusively by ACRLP, and as such, ACRLP shall be ultimately and fully liable for the repayment of the Senior Notes, the Senior Secured Credit Facility and the Other Liabilities without any right of contribution from, or other claim of indemnification against, ACR CAPITAL CORPORATION.

     2.1. ACR CAPITAL CORPORATION RIGHTS. ACR CAPITAL CORPORATION shall be entitled to recover from ACRLP any amounts which ACR Capital Corporation is required to pay with respect to the Senior Notes, the Senior Secured Credit Facility and the Other Liabilities and ACRLP shall indemnify and hold harmless ACR CAPITAL CORPORATION with respect to all such amounts, including any costs of collection of such amounts incurred by ACR CAPITAL CORPORATION.
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     2.2  ASSETS OF ACR CAPITAL CORPORATION.  ACR CAPITAL CORPORATION has only nominal assets. If any assets should be titled in the name of ACR CAPITAL CORPORATION during the term of either the Senior Notes or the Senior Secured Credit Facility, the parties to this Agreement hereby agree that such assets are to be treated as owned by ACRLP, with ACR CAPITAL CORPORATION holding title to such assets in trust for the exclusive benefit of ACRLP.


                                  ARTICLE III

                             ADDITIONAL PROVISIONS

     3.1. DOCUMENTATION. The parties to this Agreement shall upon request execute and deliver all documents and take all reasonable actions to fully effectuate and will work together to accomplish the terms of this Agreement as efficiently and as expediently as possible.


                                   ARTICLE IV

                                 MISCELLANEOUS

     4.1. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written; and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification, waiver or termina tion of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall con stitute a waiver of any other provision of this Agreement, whether or not similar, unless otherwise expressly provided.

     4.2. ASSIGNMENT. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     4.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     4.4. COUNTERPARTS; HEADINGS. This Agreement may be executed in several counterparts or with counterpart signature pages, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.
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     4.5. SEVERABILITY.  If any provision, clause, or part of this Agreement or the application thereof under certain circumstances is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

     4.6. NO RELIANCE. Except for any assignees permitted by Section 4.2 of this Agreement: (a) no third party is entitled to rely on any of the agreements of the parties contained in this Agreement; and (b) the parties assume no liability to any third party because of any reliance on the agreements of the parties contained in this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and sealed as of the day and year first above written.



ANTHONY CRANE RENTAL, L.P.
By ANTHONY CRANE RENTAL, INC.
 Its general partner



By: /s/ David W. Mahokey
    ------------------------------------------
    David W. Mahokey, Chief Financial Officer


ANTHONY CRANE CAPITAL CORPORATION



By:______________________________________________________

Title: ___________________________________________________